Exhibit 10.1

SupportSoft, Inc.

March 12, 2006

PERSONAL AND CONFIDENTIAL

Radha	R. Basu

[Address]

Dear Radha:

As we have discussed, it is important for SupportSoft, Inc. (the “Company”) to have an orderly succession plan. We will undertake a search to find your replacement as President and Chief Executive Officer (“CEO”). This letter (the “Agreement”) is to confirm the agreement between you and the Company regarding the succession and your subsequent termination of employment with the Company.

1.	You will continue as President and CEO of the Company, serving at the pleasure of the Board of Directors of the Company (the “Board”), until we appoint a new CEO (the “Transition Date”). You will resign your position as President and CEO effective on the Transition Date.

2.	Following the Transition Date, you will continue as a part-time employee of the Company on an as needed basis until one year after the Transition Date (the “Transition Period”). At all times, you will be subject to the direction and control of the Company in the performance of your duties.

3.	If your employment terminates for any reason on or prior to the Transition Date, your rights will be governed by the terms of the employment agreement between you and the Company dated July 15, 1999 (the “Prior Agreement”). If you continue your employment with the Company after the Transition Date, your rights will be governed by this Agreement, which will supersede the Prior Agreement in its entirety as of that date, subject to Section 11.

4.	You may resign your employment prior to the end of the Transition Period for any reason or no reason. However, after the Transition Date, the Company may terminate your employment prior to the end of the Transition Period only for Cause, as defined below. The earlier of (a) the end of the Transition Period, or (b) the date that you resign as an employee or are terminated for Cause by the Company after the Transition Date, shall be referred to herein as the “Termination Date.” You may resign as a member of the Board of Directors at any time.

5.	Following the Transition Date, in lieu of any severance benefits to which you would otherwise have been entitled under the Prior Agreement following a termination of employment, and provided you sign and do not revoke within the applicable revocation period the Agreement and Release attached hereto as Exhibit A, the Company will provide the benefits described in this Section 5 and in Section 7 upon expiration of such revocation period. The Company will continue to pay you your current base salary plus an amount equal to your target

SupportSoft, Inc.

bonus (as in effect for the 2005 Fiscal Year) in accordance with the Company’s standard payroll procedures, through the Termination Date. You will not otherwise be eligible for bonuses, but you will be entitled to receive a bonus for the Fiscal Year in which you resign as President and CEO, pro rated on a monthly basis based on the Transition Date, if you have achieved the performance criteria mutually agreed upon by you and the Board for that Fiscal Year. You may continue to participate in those employee benefits plans (other than severance plans) for which you are an eligible employee. To the extent you become ineligible to continue participation in the group health benefit plans after the Transition Date by reason of the reduction in your hours, if you elect to continue your health insurance coverage under COBRA, the Company will reimburse the COBRA premiums paid by you to continue the health benefits for you and your eligible dependents through the Termination Date, provided that (i) you shall remain responsible for that portion of the cost of the coverage for which you were responsible prior to becoming ineligible to by reason of the reduction in your hours, and (ii) you shall be solely responsible for properly electing the COBRA continuation coverage.

6.	On the Termination Date you will be paid all of your (i) accrued salary and reimbursable expenses owed to you through the Termination Date, (ii) accrued but unused vacation through the Termination Date, and (iii) any bonus you earned for the Fiscal Year ending on or before the Termination Date if it has not been paid as of the Termination Date.

7.	On the Transition Date, you will vest in all of your outstanding options to acquire common stock of the Company. Your stock options will continue to be exercisable following the Transition Date in accordance with their existing terms. In addition, to the extent otherwise applicable to any of your option shares, the Company will release such shares from the resale restrictions imposed by the Board of Directors as a condition of its acceleration of the vesting of certain options in December, 2005.

8.	“Cause” means (i) your conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (ii) your material failure to comply with the Company’s written policies or rules after having been given thirty days written notice of any such failure and an opportunity to cure, (iii) your gross misconduct, or (iv) your employment by another employer during the period of your employment with the Company; provided, however, that your employment by a not-for-profit entity during the period of your part-time employment with the Company shall not constitute Cause provided such other employment does not interfere with the performance of your duties for the Company.

9.	You acknowledge that you have continuing obligations under the Federal and state securities laws for a period of time following your cessation of employment, including (without limitation) under Rule 144 and Section 16, and that you may not sell shares of the Company’s common stock in violation of the Company’s insider trading policy or in violation of Rule 10b-5.

SupportSoft, Inc.

10.	At all times in the future, you will remain bound by the Confidentiality and Assignment of Inventions Agreement signed by you and the Company.

11.	You agree that this Agreement supersedes the Prior Agreement in its entirety upon the Transition Date if you continue as an employee at that time and you execute, and do not revoke within the applicable revocation period, the Release. You further agree that this Agreement, together with your stock option agreements, your Confidentiality and Assignment of Inventions Agreement, the Release and the Indemnification Agreement between you and the Company, and the Prior Agreement through the Transition Date, in each case subject to this Agreement, constitute the entire agreement between you and the Company regarding the subject matter of this Agreement, and that this Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

12.	The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable. The Company and you understand and expressly agree that this Agreement shall bind and benefit the heirs, partners, successors, employees, directors, stockholders, officers, attorneys, affiliates, predecessors, representatives and assigns of the Company and you.

13.	You agree that this Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

14.	Any controversy involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of any alleged breach of this Agreement, will be governed by the rules of the American Arbitration Association and submitted to and settled by final and binding arbitration in Santa Clara County, California, except that any alleged breach of the Company’s Confidentiality and Assignment of Inventions Agreement shall not be submitted to arbitration and instead the Company may seek all legal and equitable remedies, including without limitation, injunctive relief.

SupportSoft, Inc.

Please indicate your agreement with the above terms by signing below.

Sincerely,

/S/ Claude Leglise
Director

My agreement with the above terms is signified by my signature below.

Signed:	/S/ Radha R. Basu	Dated:	March 12, 2006
Radha R. Basu

Exhibit A – Release

SupportSoft, Inc.

EXHIBIT A

AGREEMENT AND RELEASE

This Agreement and Release (“Agreement”), effective the      day of                     , 200  , is entered into between Radha Basu (“Employee”) and SupportSoft, Inc. (“Company”), with regard to the following:

Resignation from Current Position. Employee resigns from her position as President and Chief Executive Officer effective                          (the “Transition Date”). Following the Transition Date, Employee will continue as a part-time employee of the Company, as set forth in the letter agreement dated March 12, 2006 between Employee and the Company (“Transition Agreement”).

Transition Payments. In consideration of the covenants and promises contained in this Agreement and the Transition Agreement, the Company will compensate Employee in accordance with the terms of the Transition Agreement.

Release. In consideration of the above described payments, Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Company, and all related holding, parent or subsidiary entities and Company employee benefit plans, and their affiliates, directors, officers, employees, agents, attorneys, stockholders, insurers, successors and/or assigns (“Released Parties”), from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee’s employment with the Company, Employee’s resignation from her current job position and her agreement to terminate her employment as set forth in the Transition Agreement. This release shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the California Labor Code, the California Fair Employment and Housing Act, and any other statutory or common law provision relating to or affecting Employee’s employment by the Company, including any federal or state statutory provision covering any age discrimination in any form by the Company against Employee, except any claim for worker’s compensation.

Claims. In further consideration of the above described payments and benefits, Employee irrevocably and absolutely agrees that she will not prosecute nor allow to be prosecuted on her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matter release above. It is the intention of the parties that, with the execution of this Agreement, the Released Parties will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matter discharged herein. Employee represents that she has not filed any complaint, charges or lawsuits against the Released Parties with any governmental agency or any court.

SupportSoft, Inc.

Unknown Claims. Employee understands and agrees that this release extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Said Section 1542 of the California Civil Code reads as follows:

“A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding any provisions of this Agreement to the contrary, Employee does not waive any right or release any claim against the Company which claim or right arises from the Company failing to perform its undertakings as set forth in Transition Agreement and/or may arise after the date Employee executes this Agreement.

Effect on Previous or Existing Agreements. This Agreement is intended to resolve any and all issues between Employee and the Company, including, without limitation, any and all claims for wages, severance pay, compensation, benefits, or other aspects of the employment relationship between Employee and the Company through the date hereof. This Agreement shall supersede and extinguish all prior employment agreements, express or implied, verbal or written, between Employee and the Company except the Transition Agreement, which is incorporated by reference herein. In addition, this Agreement shall have no effect on the Confidentiality and Assignment of Inventions Agreement, previously signed by Employee. This Agreement shall also not in any way supersede or affect any obligation of Employee, contractual or otherwise, with respect to the disclosure, use of protection of any proprietary or confidential information of the Company, including any trade secrets, or with respect to the disclosure and assignment of inventions made or conceived by Employee during her employment. All previous written agreements and obligations imposed by any contract relating to the intellectual property of the Company or its subsidiary or affiliated entities shall remain in full force and effect and survive the execution of this Agreement. In addition, this release does not apply to any indemnification and/or insurance rights Employee may have pursuant to the Company’s Certificate of Incorporation, Bylaws or the Indemnification Agreement between Employee and the Company, or any applicable insurance policy for officers and directors liability.

Binding Effect. Employee further declares and represents that no promise, inducement or agreement not expressed herein has been made to her and that this Agreement contains the entire agreement between the parties relating to the subject matter hereof.

Successors. The Company and Employee understand and expressly agree that this Agreement shall bind and benefit the heirs, partners, successors, employees, directors, stockholders, officers, attorneys, affiliates, predecessors, representatives and assigns of the Company and Employee.

SupportSoft, Inc.

Publicity. The parties hereto agree not to divulge or publicize the existence of this Agreement or the terms hereof except as may be necessary to enforce this Agreement or as may be required by law.

Interpretation. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

Arbitration of Disputes. Any controversy involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of any alleged breach of this Agreement, will be governed by the rules of the American Arbitration Association and submitted to and settled by final and binding arbitration in Santa Clara County, California.

No Admissions. It is agreed that this Agreement is not an admission of any liability or fault whatsoever by either the Company or Employee.

Execution and Revocation Periods. Employee has twenty-one (21) days after actual receipt of this Agreement in which to consider and execute this Agreement. Employee has a period of seven (7) days following the execution of this Agreement in which to revoke this Agreement. This Agreement will not become effective or enforceable until the revocation period has expired.

Counsel. Employee acknowledges that she fully understands her right to discuss this Agreement with independent counsel of her choice, that she is encouraged to do so, that she has carefully read and fully understands this entire Agreement and that she is voluntarily entering into this Agreement.

The undersigned have executed this Agreement on this      day of                     ,          at                     , California.

EMPLOYEE:	EMPLOYER:

By:
Name:
Title:
SupportSoft, Inc.